Exhibit 10 (c)


                       KNIGHT RIDDER ANNUAL INCENTIVE PLAN

                As Amended and Restated Effective January 1, 2002

INTRODUCTION
------------

This Amended and Restated Knight Ridder Annual Incentive Plan (the "Plan") is intended to motivate and reward corporate executives and top management at individual operating units who contribute significantly to Knight Ridder's success. Specific Plan objectives include the following:

         o        Focus participants on achieving key annual objectives

         o Link rewards to results relative to financial and non-financial goals at the corporate and business unit levels

         o Provide participants the opportunity to earn competitive compensation commensurate with performance

The Plan provides participants the opportunity to earn cash awards each year based on the performance of the corporation and/or the business unit in which they work. Awards are earned on a calendar year basis (the "Plan Year") and are paid in cash following the end of the Plan Year.

This Plan complies with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to covered employees under such Code section. Accordingly, individuals who may be covered employees under the Code will be designated as "Covered Employees".

PLAN ADMINISTRATION
-------------------

The Plan will be administered by the Compensation and Corporate Governance Committee of the Knight Ridder Board of Directors (the "Committee"). The Committee has the authority to interpret the provisions of the Plan and to make any rules and regulations necessary to administer the Plan. The Committee's decision is final in all matters of judgment pertaining to the Plan, and the Committee may, without notice, amend, suspend or revoke the Plan.

ELIGIBILITY
-----------

Employees in the following categories are eligible to participate in the Plan as determined by the Committee: corporate officers and certain director-level corporate employees; newspaper publishers and other business unit operating heads who report directly to top officers; top editors, general managers and all division directors; and selected other positions that can have significant impact on results.

Operating unit heads should present proposed changes in eligible positions to the appropriate Vice President Operations and then to the Knight Ridder senior Human Resources officer.

PLAN OVERVIEW
-------------

         Bonus Amounts Payable for Meeting Goals
         ---------------------------------------

Each plan participant will have a potential target bonus award that is payable for meeting goals. The size of this potential award varies by salary range. The bonus potential for each salary range is stated as a percentage of the annual salary earned during the year. Therefore, the dollar amount of an individual's opportunity is computed by multiplying the applicable percentage times the salary. The potential bonus payable for meeting goals for each salary range (other than for Knight Ridder's Chief Executive Officer whose target award shall be set annually by the Committee and shall be 70% of salary for the 2002 Plan
Year) is as follows:

                  Base Salary Range               Target Award
                  -----------------               ------------

                  $250,000 and above                   50%

                  $150,000 to $249,999                 45%

                  $100,000 to $149,999                 40%

                  $50,000 to $99,999                   35%

                  Up to $49,999                        25%

         Types of Performance Measures and Their Weightings
         --------------------------------------------------

Each participant's bonus will be determined based on measures of how well the corporation or the business unit in which the individual works performed relative to two type of goals: Financial Performance and Non-financial Performance.

The potential award for meeting goals will be divided between the two types of measures in the following way: 65% of each participant's potential award for meeting goals will be based on Financial Performance, and 35% will be based on Non-financial Performance, as shown in the following table:

                                               Potential Award
                             ---------------------------------------------------
          Base Salary            Total        Financial        Non-financial
          -----------            -----        ---------        -------------

     $250,000 and above           50%          32.5%              17.5%

     $150,000 to $249,999         45%          29.25%             15.75%

     $100,000 to $149,999         40%          26%                14%

     $50,000 to $99,999           35%          22.75%             12.25%

     Up to $49,999                25%          16.25%             8.75%

As a general rule, the measurement will be based on the organizational level at which the individual is employed: corporate performance for those at the corporate level and business unit performance for those in a newspaper or other business unit. However, the Knight Ridder CEO may determine that the measures for selected individuals (other than Covered Employees) will consist of a specified mix of two or more bases, or that those in a business unit will have awards based on corporate performance.

PERFORMANCE MEASUREMENT
-----------------------

         Financial Performance Measure
         -----------------------------

Financial performance will be evaluated relative to budgeted goals set at the beginning of the Plan Year, subject to approved adjustments during the year. Unless otherwise determined by the Committee, the financial measure will be operating profit.

The financial performance measure and the goals for the year for covered employees shall be established by the Committee within the time period required by Code Section 162 (m). The financial performance measures and goals will be communicated to participants by the early part of each year.

         Non-financial Performance Measures
         ----------------------------------

At the beginning of each Plan Year, Knight Ridder and each of the business units will establish non-financial goals that represent major elements of their strategies. Quantifiable measures are preferred, and measures that are redundant with the financial goal should be avoided. There should be no more than eight measures. The non-financial performance measures may include the following items: (i) market share, (ii) customer knowledge, (iii) market driven strategy,
(iv) content, (v) brand management, and (vi) technology. Such corporate measures and goals will be approved by the Knight Ridder CEO, and business unit measures and goals will be approved by the appropriate Knight Ridder Vice President.

All participants at corporate and in each of the business units will have the non-financial component of their awards based on the measures selected for their unit. However, the weightings of these measures may vary among participants to reflect each individual's impact on the achievement of the goals. The weightings assigned to all measures must total 100 points for each of the participants.

The achievement of a goal will result in target awards being paid for that goal. Awards for performance on the non-financial measures cannot exceed 100% of target, but standards for partial achievement of goals (and therefore payouts below 100%) as well as threshold standards for achieving any award should be established.

The non-financial measures for Covered Employees shall be objective and quantifiable and shall be established solely by the Committee within the time period required by Code Section 162(m).

DETERMINING AND PAYING AWARDS
-----------------------------

         Overview
         --------

Each participant's award will be determined by adding together the award earned based on financial performance and the award earned based on non-financial performance. An award may be paid for one type of measure even if no award was earned for the other type of measure. The only constraint is that a corporate performance threshold must be achieved for any award to be payable. Normally this threshold requirement will be that corporate operating income, as reported in the annual report, must equal at least 80% of prior year operating income, although the Committee reserves the right to adjust the threshold. The Committee shall have the discretion to decrease (but not increase) awards to Covered Employees.

If a Plan participant's base salary changes during the Plan Year, the potential award is calculated on a prorata basis, based on the amount of base salary earned at each salary level.

         Determining Financial Awards
         ----------------------------

Financial awards will be based on actual operating profit performance compared to goal for each participant's unit (either corporate or business unit). Individual unit operating profit goals have been set to support the overall Knight Ridder operating profit goal. Threshold and maximum operating profit performance are set as a percent of target operating profit. Actual financial awards can range between 0% and 300% of target award opportunity. In order to achieve a financial award over 200%, a business unit's operating profit must be at least 12% above prior year and operating profit must exceed Yr. 2000 levels.

         o If actual results are equal to budget, 100% of the Financial Performance award will be paid.

         o If actual results are at or below 90% of budgeted results, no award will be paid for Financial Performance.

         o If actual results are above 90% of budget, but below 100% of budget, then the award will be less than the amount payable for meeting budget, with each 1% shortfall in performance versus budget resulting in a 10% reduction of the amount payable for meeting budget.

         o The "Actual vs Budget" is calculated to one decimal place. Awards percentages should be interpolated for achievement between amounts shown in the table below.

                  Actual vs. Budget            Award Percentage
                  -----------------            ----------------
                        100%                         100%
                        99%                          90%
                        98%                          80%
                        97%                          70%
                        96%                          60%
                        95%                          50%
                        94%                          40%
                        93%                          30%
                        92%                          20%
                        91%                          10%
                        90%                          0%

         If actual results are above 100% of budget, then the award will be greater than the amount payable for meeting budget, up to 300% of that amount. Each 1% improvement in performance versus budget will result in an incremental award equal to 10% of the amount payable for meeting budget, up to 200% of the financial portion of the award. If financial results exceed 110% two criteria must be met in order to achieve payout greater than 200% of target: business unit operating profit must be at least 12% above prior year, and business unit operating profit must exceed Yr. 2000 levels. If these two criteria are met, award payouts may reach 300% of target. In this scenario, each 1% improvement in performance versus budget will result in an incremental award equal to 10% of amount payable.

                  Actual vs. Budget            Percentage of Financial Award
                  -----------------            -----------------------------
                                               (65% of total potential)
                        100%                               100%
                        101%                               110%
                        102%                               120%
                        103%                               130%
                        104%                               140%
                        105%                               150%
                        106%                               160%
                        107%                               170%
                        108%                               180%
                        109%                               190%
                        110%                               200%

         If operating profit exceeds 110% and the business unit meets the criteria for payout above 200%, bonus payouts may be paid in excess of 200% of target, up to a maximum of 300% of target, as follows:

                  Actual vs. Budget            Percentage of Financial Award
                                               (65% of total potential)
                        111%                               210%
                        112%                               220%
                        113%                               230%
                        114%                               240%
                        115%                               250%
                        116%                               260%
                        117%                               270%
                        118%                               280%
                        119%                               290%
                        120%                               300%

Determining Non-financial Awards
--------------------------------

A performance score will be determined for each of the non-financial measures at corporate and each of the business units. A score will be 100% of the points assigned if the goal was achieved, zero if threshold performance was not achieved, and between 0 and 100% if performance was above threshold and the goal was partially achieved.

An individual's non-financial award will equal the sum of the scores on each of the measures times the weighting given to that measure for that individual. Awards can range from 100% of the non-financial target if all goals were achieved, to zero if performance on all goals was below threshold.

OTHER PLAN FEATURES
-------------------

         Award Payment
         -------------

Awards will be paid in cash following the end of the Plan Year, unless deferral has been elected under the annual incentive deferral plan, upon completion of the computation of results. Required tax amounts will be withheld. Notwithstanding anything to the contrary, the maximum award payable for a Plan Year to any individual under the Code shall not exceed $2,500,000.

         Partial Year Participants and Changes in Position
         -------------------------------------------------

Individuals who are hired or promoted into positions that qualify for Plan participation will be eligible for a pro rata award based on the amount of salary earned while a participant and the performance levels achieved.

If a participant's responsibilities change during a year and a different part of the company's performance is used in computing awards for the two positions, then ordinarily the award will be determined on a pro rata basis relative to the time spent in the two positions, although exceptions may be made on a case by case basis.

         Termination
         -----------

In the event of death, permanent disability (as defined by Knight Ridder's disability plan) or retirement (as defined in a retirement plan of Knight Ridder or one of its subsidiaries) prior to the date of payment, a participant (or the participant's estate) will be entitled to receive a pro rata award based on the time employed during the year. Pro-rated payments will be made following the end of the Plan Year and computation of results. Required tax amounts will be withheld.

In the event of resignation or termination for other reasons at any time during the Plan Year, no award will be paid.

         Employment Rights
         -----------------

The Plan does not constitute a contract of employment, nor does participation in one Plan Year guarantee participation in another Plan Year.

EXHIBIT 1

Exhibit 1 illustrates calculation of the award payout for two scenarios

---------------------------------------------------------------
Example 1:  Operating Profit Equals 105%  of Target Performance
---------------------------------------------------------------

Participant earns a salary as follows:

1/1/2002 through 12/31/2002             $90,000

Award Payout Opportunity at target:     35% of salary or $31,500

         Broken down by components:     65% financial performance or $20,475
                                        35% non-financial performance or $11,025

Example: Operating profit achievement:  105% of target
         Non-financial achievement:     100% of goals

Financial portion of award:             $20,475 x 150% = $30,712.50
Non-financial portion of award:         $11,025 x 100% = $11,025.00
                                                         ----------
Total Award Payout:                                      $41,737.50
-------------------------------------------------------------------

---------------------------------------------------------------
Example 2:   Operating Profit Equals 111% of Target Performance
---------------------------------------------------------------

Participant earns a salary as follows:

1/1/2002 - 6/30/2002      $45,000       (6 months @ $90,000 annual base)
7/1/2002 - 12/31/2002     $49,000       (6 months @ $98,000 annual base)
                          -------

                          $94,000       Total annual salary

Award Payout Opportunity at target:     35% of salary or $32,900

         Broken down by components:     65% financial performance or $21,385
                                        35% non-financial performance or $11,515

Example: Operating profit achievement:  111% of target
         Non-financial achievement:      90% of goals

Financial portion of award:             $21,385 x 210% = $44,908.50
Non-financial portion of award:         $11,515 x 90%  = $10,363.50
                                                         ----------
Total Award Payout:                                      $55,272.00
-------------------------------------------------------------------

BONUS AS A PERCENTAGE OF BASE SALARY - FINANCIAL PORTION ONLY
Exhibit 2


                                               ----------------------------------------------------
                                                                 % of Base Salary
                                               ----------------------------------------------------
              Financial     Financial Payout   $250,000   $150,000   $100,000   $ 50,000     Up to
              Performance   %                     and        to         to         to      $ 49,000
              as a % of                          above    $249,999   $149,999   $ 99,999
              Target
              -------------------------------------------------------------------------------------
Maximum         120.0%           300.0%          97.5%      87.8%      78.0%      68.3%      48.8%
                119.0%           290.0%          94.3%      84.8%      75.4%      66.0%      47.1%
                118.0%           280.0%          91.0%      81.9%      72.8%      63.7%      45.5%
                117.0%           270.0%          87.8%      79.0%      70.2%      61.4%      43.9%
                116.0%           260.0%          84.5%      76.1%      67.6%      59.2%      42.3%
                115.0%           250.0%          81.3%      73.1%      65.0%      56.9%      40.6%
                114.0%           240.0%          78.0%      70.2%      62.4%      54.6%      39.0%
                113.0%           230.0%          74.8%      67.3%      59.8%      52.3%      37.4%
                112.0%           220.0%          71.5%      64.4%      57.2%      50.1%      35.8%
                111.0%           210.0%          68.3%      61.4%      54.6%      47.8%      34.1%
                110.0%           200.0%          65.0%      58.5%      52.0%      45.5%      32.5%
                109.0%           190.0%          61.8%      55.6%      49.4%      43.2%      30.9%
                108.0%           180.0%          58.5%      52.7%      46.8%      41.0%      29.3%
                107.0%           170.0%          55.3%      49.7%      44.2%      38.7%      27.6%
                106.0%           160.0%          52.0%      46.8%      41.6%      36.4%      26.0%
                105.0%           150.0%          48.8%      43.9%      39.0%      34.1%      24.4%
                104.0%           140.0%          45.5%      41.0%      36.4%      31.9%      22.8%
                103.0%           130.0%          42.3%      38.0%      33.8%      29.6%      21.1%
                102.0%           120.0%          39.0%      35.1%      31.2%      27.3%      19.5%
                101.0%           110.0%          35.8%      32.2%      28.6%      25.0%      17.9%
Target          100.0%           100.0%          32.5%      29.3%      26.0%      22.8%      16.3%
                 99.0%            90.0%          29.3%      26.3%      23.4%      20.5%      14.6%
                 98.0%            80.0%          26.0%      23.4%      20.8%      18.2%      13.0%
                 97.0%            70.0%          22.8%      20.5%      18.2%      15.9%      11.4%
                 96.0%            60.0%          19.5%      17.6%      15.6%      13.7%       9.8%
                 95.0%            50.0%          16.3%      14.6%      13.0%      11.4%       8.1%
                 94.0%            40.0%          13.0%      11.7%      10.4%       9.1%       6.5%
                 93.0%            30.0%           9.8%       8.8%       7.8%       6.8%       4.9%
                 92.0%            20.0%           6.5%       5.9%       5.2%       4.6%       3.3%
                 91.0%            10.0%           3.3%       2.9%       2.6%       2.3%       1.6%
Minimum          90.0%             0.0%           0.0%       0.0%       0.0%       0.0%       0.0%